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                                                                    EXHIBIT 99

                            JOINT FILING AGREEMENT


     Each of the undersigned hereby acknowledges and agrees, in compliance with the provisions of Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, that the Schedule 13D to which this Agreement is attached as an exhibit is being filed with the Securities and Exchange Commission on behalf of each of them. This Agreement may be signed by the undersigned in separate counterparts.

                            HERNANDEZ PARTNERS


                            By: /s/ Roland A. Hernandez
                               ________________________

                               Roland A. Hernandez
                               General Partner

                            THE VALUE REALIZATION FUND, L.P.


                            By: Canpartners Investments III, L.P.
                                 its General Partner
                            By: Canyon Capital Management, L.P.
                                 its General Partner
                            By: Canpartners Incorporated,
                                 its General Partner

                            By: /s/ Mitchell R. Julis
                               _______________________
                            Title: Vice President
                                  ____________________

                            GRS PARTNERS II, L.P.


                            By: /s/ Michael J. Sacks
                               _______________________
                            Title: Vice President
                                  ____________________